Exhibit 10.3

FIRST AMENDMENT

TO

EXECUTIVE EMPLOYMENT AGREEMENT

This First Amendment to Executive Employment Agreement, dated effective as of July 31, 2008 (the “First Amendment”), amends that certain Executive Employment Agreement dated May 10, 2006 (the “Original Agreement”), by and between Northstar Neuroscience, Inc. (“Northstar”) and John Bowers (“Employee”), and is entered into by and between Northstar and Employee. All capitalized terms used in this First Amendment, but not defined herein, shall have the meanings given to them in the Original Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment to Section 7.3. The following clause is hereby added to the end of the first sentence of Section 7.3 of the Original Agreement: “provided, however, that, in addition to the foregoing and in the case only of a termination without Cause, Employee will receive full acceleration of all of the then-unvested shares subject to stock options and other equity awards that were granted by Northstar to Employee between April 1, 2008 and July 31, 2008.”

2. Amendment to Section 13. Section 13 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“13. Entire Agreement. This Agreement, together with the First Amendment to Executive Employment Agreement dated July 31, 2008, including the Confidentiality Agreement incorporated herein by reference, the Nonsolicitation Agreement, the 2006 Plan, the Northstar 1999 Stock Option Plan and related option and other equity award documents in place at the time of this signing, constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. This Agreement may be amended or modified only by a supplemental written agreement signed by Employee and an authorized representative of Northstar. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.”

3. Effect of Amendment. Except as amended by this First Amendment, the terms of the Original Agreement remain in full force and effect.

4. Counterparts. This First Amendment may be executed in two counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

The parties have executed this First Amendment effective as of the date and year first written above.

NORTHSTAR NEUROSCIENCE, INC.		John Bowers

By:	/s/ Raymond N. Calvert	By:	/s/ John S. Bowers Jr.
Name:	Raymond N. Calvert.
Title:	Vice President, Finance, Chief Financial Officer, and Secretary

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